UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2023

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 24, 2023, RGC Resources, Inc. ("Resources" or the "Company") entered into a Change in Control Agreement with each of Mr. Paul W. Nester, Mr. Jason A. Field, Mr. Lawrence T. Oliver, Mr. Carl J. Shockley, Jr. and Mrs. C. Brooke Miles ("covered Executives" or individually referred to as "Executive") that provides certain benefits to each in the event of a "Change in Control". These agreements are effective May 1, 2023 and replace comparable agreements that expire on April 30, 2023. For the purposes of each agreement, a "Change in Control" occurs when (i) any person, corporation, partnership or other entity becomes the beneficial owner, directly or indirectly, of securities representing 50 percent or more of the combined voting power of the Company's voting securities; (ii) any other corporation or entity becomes the beneficial owner, directly or indirectly, of at least 50 percent of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; (iii) the consummation of the sale or disposition of substantially all of its assets; or (iv) the shareholders of the Company approve or the Board of Directors approves a plan of complete dissolution or liquidation of the Company except for a liquidation into a parent corporation. If a Change in Control occurs, the vesting periods of any equity awards or incentives held by covered Executives shall be accelerated without limitation.

In the event that any of the covered Executive's employment with the Company is terminated within 90 days prior to or within 24 months from a Change in Control, unless the termination is (a) because of the Executive's death or disability, (b) for Cause (as defined in the agreement) or (c) by the Executive other than for Good Reason (as defined in the agreement), then the Executive will receive a severance payment equal to 2.0 times his/her average annualized cash compensation based upon the annual rate of pay for the prior taxable year. This severance payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also, in such event, the Company will continue the Executive's life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of 24 months after the date of the Change in Control, his/her death, or the termination of the Executive's full-time employment. The agreement does not require any of the covered Executives to seek employment to mitigate any payments or benefits provided thereunder. Mr. Nester is President and CEO of the Company. Mr. Field is Vice President, Treasurer and CFO of the Company. Mr. Oliver is Senior Vice President, Regulatory and External Affairs, and Secretary of the Company. Mr. Shockley is Vice President and COO of Resources' natural gas subsidiary, Roanoke Gas Company. Mrs. Miles is Vice President, Human Resources, Assistant Treasurer and Assistant Secretary of the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers

The information required by this Item 5.02 is set forth in Item 1.01 above in respect of Mr. Nester's, Mr. Field's, Mr. Oliver's, Mr. Shockley's and Mrs. Miles' Change in Control Agreement, which are incorporated herein by reference.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

At its meeting on April 24, 2023, the Board of Directors of RGC Resources, Inc. approved minor technical and administrative revisions to the Company's Code of Ethics. The updated Code of Ethics is included as Exhibit 14.1 to this filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.
10.1	Change in Control Agreement between RGC Resources, Inc. and Mr. Paul W. Nester effective May 1, 2023.
10.2	Change in Control Agreement between RGC Resources, Inc. and Mr. Jason A. Field effective May 1, 2023.
10.3	Change in Control Agreement between RGC Resources, Inc. and Mr. Lawrence T. Oliver effective May 1, 2023.
10.4	Change in Control Agreement between RGC Resources, Inc. and Mr. Carl J. Shockley, Jr. effective May 1, 2023.
10.5	Change in Control Agreement between RGC Resources, Inc. and Mrs. C. Brooke Miles effective May 1, 2023.
14.1	Code of Ethics
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: April 27, 2023	By:	/s/ Jason A. Field
Jason A. Field
Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)